EXHIBIT 5(A)

                                             June 14, 1996

MDU Resources Group, Inc.
400 North Fourth Street
Bismarck, ND  58501

Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-3 to be filed on or about the date hereof with the Securities and Exchange Commission by MDU Resources Group, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Act"), and pursuant to which the Company intends to register 3,000,000 shares of its Common Stock, par value $3.33 (the "Stock") and the Preference Share Purchase Rights attached thereto (the "Rights") for offer and sale in connection with the Company's Automatic Dividend Reinvestment and Stock Purchase Plan (the "Plan"), it is my opinion that:

     1. The Company is a corporation validly organized and existing under the laws of the state of Delaware and is duly qualified to do business as a foreign corporation in the states of Montana, North Dakota, South Dakota and Wyoming.

     2.  When

         (a) appropriate authorizations by the Federal Energy Regulatory Commission, the Montana Public Service Commission and the Public Service Commission of Wyoming with respect to the issuance and sale of the Stock shall have been granted;

         (b) the Company's said Registration Statement on Form S-3 shall have become effective;

         (c) the Company's Board of Directors or a duly authorized committee thereof shall have approved the issuance and sale of the Stock by the Company; and

         (d) the Stock shall have been duly issued and delivered for the consideration set forth in the aforesaid Registration Statement and in accordance with the actions hereinabove mentioned,

the Stock will be  validly issued,  fully paid  and non-assessable.

     3. The Rights, when issued as contemplated by the Registration Statement, will be validly issued.

     4. The Stock to be purchased on the open market is validly issued, fully paid and non-assessable.

     5. The Rights attached to the Stock to be purchased on the open market are validly issued and outstanding.

     I am a member of the North Dakota and Montana Bars and do not hold myself out as an expert on the laws of any other state. Except as set forth in paragraph 2(a) above, my opinions expressed above are limited to the law of the states of North Dakota and Montana, the General Corporation Law of the state of Delaware, and the Federal laws of the United States.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name therein.

                                            Very truly yours,

                                            /s/ Lester H. Loble, II

                                            Lester H. Loble, II
                                            General Counsel
                                            and Secretary

LHL/lml